RADIATION THERAPY SERVICES, INC.

PRESS RELEASE

Contacts:
Dave Koeninger
Chief Financial Officer
Radiation Therapy Services, Inc.
239-931-7282
dkoeninger@rtsx.com

David Watson
Executive Vice President - Finance
Radiation Therapy Services, Inc.
239-931-7281
dwatson@rtsx.com
Investors: Nick Laudico The Ruth Group 646-536-7030 nlaudico@theruthgroup.com

Radiation Therapy Services Appoints Janet Watermeier
as an Independent Director

FORT MYERS, FL, May 25, 2007 - Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today the appointment of Janet Watermeier to the Company's board of directors. Ms. Watermeier was appointed as an independent director to fill the vacancy created by the untimely death of James Charles Weeks in January 2007. This appointment brings the total number of independent directors to five and returns the Company to full compliance with NASDAQ’s Marketplace Rule 4350(c)(1) requirements that a majority of the board of directors be comprised of independent directors.

Ms. Watermeier is currently the President of Watermeier Property Services, LLC, a Ft. Myers, FL-based consulting and real estate resources firm that provides market information, project feasibility analysis, economic and development consulting services and property management services. She also currently serves as the Vice Chair of the Florida Transportation Commission, the Chairwoman of the Airport Special Management Committee at Southwest Florida International Airport and is a member of the Southwest Florida Regional Planning Council.

Ms. Watermeier brings over 20 years experience in economic development and real estate to the board. She has previously served as Director of Economic Development for Lee County, FL and as Vice President of WCI Communities, Inc., a community development subsidiary of Westinghouse Electric Corporation. Ms. Watermeier received a B.A. in economics from Old Dominion University School of Business and attended the University of Buffalo School of Law.

Dr. Howard Sheridan, Chairman of the Board of Radiation Therapy Services, said, “We are pleased to have Janet Watermeier join our board. Her addition is consistent with our goal of appointing independent directors with diverse professional backgrounds and expertise. Her extensive experience in real estate and community development will be valuable as we expand our facility network in existing and new local markets.”

About Radiation Therapy Services, Inc.
Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 79 treatment centers are clustered into 25 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

This release may contain forward-looking statements about the Company's future plans, expectations and objectives, including, but not limited to, the Company's expected financial results and estimates for 2007. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward- looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company's actual financial results, those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

# # #